FORM OF

                                   Schedule G

                            Kopernik Family of Funds

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                                              CLASS A SHARES     CLASS I SHARES
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Kopernik Global AllCap Fund                         X                  X
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                                    FORM OF


                                                                       EXHIBIT P

                            KOPERNIK FAMILY OF FUNDS

                        CERTIFICATE OF CLASS DESIGNATION


                                 Class A Shares


1.   CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS, OTHER EXPENSES

     Class A shares are sold subject to a frontend sales charge. The frontend sales charges are indicated on the following table.

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                                       SALES CHARGE AS A      SALES CHARGE AS A
                                         PERCENTAGE OF          PERCENTAGE OF
INVESTMENT                               OFFERING PRICE        NET INVESTMENT
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Less than $50,000                            5.75%                 6.10%
$50,000 but less than $100,000               4.50%                 4.71%
$100,000 but less than $250,000              3.75%                 3.90%
$250,000 but less than $500,000              2.75%                 2.83%
$500,000 but less than $1,000,000            2.00%                 2.04%
$1,000,000 and over                            N/A                   N/A
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     Purchases of $1 million or more of Class A shares may be subject to a contingent deferred sales charge if such Class A shares are redeemed within 18 months of purchase, as described in the Fund's prospectus, in accordance with the following schedule:

     o 0.75% for purchases of Class A Shares over $1 million but less than $4 million,
     o    plus 0.50% of the amount over $4 million but less than $50 million,
     o    plus 0.25% of the amount over $50 million.

     Additionally, Class A Shares are subject to a Rule 12b1 fee. The Trust, on behalf of the Fund, will make monthly payments to the Distributor under the Distribution Plan approved by the Board of Trustees at an annual rate of up to 0.25% of the Fund's average daily net assets attributable to Class A Shares. The Distributor will use its fee for expenses associated with the promotion and sale of the Fund's Class A Shares including, without limitation, travel and communication expenses and expenses for the compensation of and benefits for sales personnel.

2.   ELIGIBILITY OF PURCHASERS

     Class A Shares are available to individual and institutional investors and may require a minimum initial investment (as described in the Fund's prospectus).

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3.   EXCHANGE PRIVILEGES

     Class A Shares of the Fund may be exchanged for Class I Shares of the Fund (an "IntraFund Exchange"), if and to the extent an applicable IntraFund Exchange privilege is disclosed in the prospectus for the Fund and subject to the terms and conditions set forth in the prospectus, provided that the shareholder requesting the IntraFund Exchange meets the eligibility requirements of the Class I Shares.

4.   VOTING RIGHTS

     Each shareholder of Class A Shares will have one vote for each full Class A Share held and a fractional vote for each fractional Class A Share held. Shareholders of Class A Shares will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class A Shares (such as a distribution plan or service agreement relating to Class A Shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the shareholders of Class A Shares differ from the interests of holders of any other class.

5.   CONVERSION RIGHTS

     Class A Shares do not have a conversion feature.


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                                    FORM OF

                                                                       EXHIBIT Q


                            KOPERNIK FAMILY OF FUNDS


                        CERTIFICATE OF CLASS DESIGNATION

                                 Class I Shares


1.   CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS, OTHER EXPENSES

     Class I Shares are sold without a load or sales charge and are not subject to a Rule 12b1 fee.

2.   ELIGIBILITY OF PURCHASERS

     Class I Shares are available to individual and institutional investors and may require a minimum initial investment (as described in the Fund's prospectus).

3.   EXCHANGE PRIVILEGES

     Class I Shares of the Fund may be exchanged for Class A Shares of the Fund (an "IntraFund Exchange"), if and to the extent an applicable IntraFund Exchange privilege is disclosed in the prospectus for the Fund and subject to the terms and conditions set forth in the prospectus, provided that the shareholder requesting the IntraFund Exchange meets the eligibility requirements of the Class A Shares.

4.   VOTING RIGHTS

     Each shareholder of Class I Shares will have one vote for each full Class I Share held and a fractional vote for each fractional Class I Share held. Shareholders of Class I Shares will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class I Shares (such as a distribution plan or service agreement relating to Class I Shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the shareholders of Class I Shares differ from the interests of holders of any other class.

5.   CONVERSION RIGHTS

     Class I Shares do not have a conversion feature.